January 27, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

             Re:      Griffon Corporation
                      Registration Statement on Form S-8

Gentlemen:

             Reference is made to the filing by Griffon Corporation (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of an additional 400,000 shares of the Corporation's Common Stock in connection with the Corporation's 1998 Employee & Director Stock Option Plan, as amended (the "Employee & Director Plan").

             As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Employee & Director Plan and such other documents as we have deemed necessary or relevant under the circumstances.

             Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation an additional 400,000 shares, for an aggregate 2,825,000 shares, of its Common Stock under the Employee & Director Plan. The additional shares of the Corporation's Common Stock, when issued pursuant to the Employee & Director Plan, will be validly authorized, legally issued, fully paid and non-assessable.

      We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                               Very truly yours,


                                               \s\Kramer, Coleman, Wactlar &
                                                    Lieberman, P.C.

                                               KRAMER, COLEMAN, WACTLAR &
                                                 LIEBERMAN, P.C.